As filed with the Securities and Exchange Commission on May 9, 2001
                                                     Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933




                   INTERSHOP COMMUNICATIONS AKTIENGESELLSCHAFT
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             Germany                                     Not Applicable
  (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)


                                Amsinckstrasse 57
                                 D-20097 Hamburg
                           Federal Republic of Germany
                               (011) 49-40-23708-2

              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                           INTERSHOP COMMUNICATIONS AG
                             STOCK OPTION PLAN 2001

                            (FULL TITLE OF THE PLAN)


       Stephan Schambach                                Copy to:
    Chief Executive Officer                      John W. Campbell, Esq.
  INTERSHOP Communications AG                   Morrison & Foerster LLP
       Amsinckstrasse 57                           425 Market Street
        D-20097 Hamburg                   San Francisco, California 94105-2482
  Federal Republic of Germany
      (011) 49-40-23708-2

(NAME AND ADDRESS AND TELEPHONE NUMBER,INCLUDING AREA CODE,OF AGENT FOR SERVICE)
               --------------------------------------------------



                                       CALCULATION OF REGISTRATION FEE

=========================== ==================== ======================= ====================== ======================

                                                        Proposed               Proposed               Proposed
                                  Amount                Maximum                 Maximum               Amount of
Title of Securities                to be             Offering Price            Aggregate            Registration
to be Registered              Registered (1)         Per Share (2)        Offering Price (2)             Fee
--------------------------- -------------------- ----------------------- ---------------------- ----------------------

Bearer Ordinary Shares
Stock Options                    10,386,094               $4.43                $46,010,397              $9,203
=========================== ==================== ======================= ====================== ======================

(1) To be issued in connection with the INTERSHOP Communications AG Stock Option Plan 1999 and the INTERSHOP Communications AG Stock Option Plan 2001.

(2) Calculated solely for purposes of this offering under Rule 457(c) of the Securities Act of 1933, as amended. The price of $4.43 per share represents two times the average of the high and low price per American Depositary Share of INTERSHOP Communication Aktiengesellschaft, as reported on the Nasdaq National Market on May 2, 2001. One American Depositary Share represents one half of one Bearer Ordinary Share.

================================================================================

Exhibit Index is located on Page E-1.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         INTERSHOP Communications AG (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         1. The Registrant's latest annual report, dated March 20, 2001, and filed with the Registrant's Current Report on Form 6-K dated April 27, 2001;

         2. The Registrant's Current Report on Form 6-K dated May 4, 2001;

         3. The Registrant's prospectus, dated September 28, 2000, and filed with the Commission pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended (the "Act").

         4. The Registrant's Registration Statement, dated September 28, 2000, filed on Form 8-A pursuant Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act").

         All reports filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The laws of Germany have no provisions concerning indemnification of officers and directors. The Articles of Association (SATZUNG) and by-laws of the Registrant do not provide for the indemnification of any controlling person, director or officer. The Registrant carries an insurance policy with AIG Europe for DM 5 million worth of coverage that covers officers and directors. Other than the AIG insurance policy, there are no indemnification agreements with our officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number   Exhibit
--------------   -------
4.1              Articles of Association of the Registrant.

4.2              Form of certificate of the Registrant's Bearer Ordinary Shares.
4.3              Form of certificate of the Registrant's American Depositary
                 Shares.
4.4              INTERSHOP Communications AG Stock Option Plan 1999.
4.5              INTERSHOP Communications AG Stock Option Plan 2001.
5.1              Opinion of Haarmann, Hemmelrath & Partner.
23.1 Consent of Arthur Andersen Wirtschaftsprufungsgesellschaft Steuerberatungsgesellschaft mbH,independent public accountants.
23.2             Consent of Haarmann, Hemmelrath & Partner is contained in
                 Exhibit 5.1.
24.1 Power of Attorney (set forth on the signature page to this Registration Statement).


ITEM 9.           UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

                 (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Incentive Stock Option Plan.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamburg, State of Germany, on this 9 day of May, 2001.


                                         INTERSHOP COMMUNICATIONS
                                         AKTIENGESELLSCHAFT

                                         By:/s/STEPHAN SCHAMBACH
                                            -----------------------------------
                                               Stephan Schambach
                                               Chief Executive Officer and
                                               Chairman of the Management Board

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of INTERSHOP Communications AG, a German corporation, do hereby constitute and appoint Stephan Schambach the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which he determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

    SIGNATURE                         TITLE                             DATE


/s/STEPHAN SCHAMBACH     Chief Executive Officer and Chairman of     May 9, 2001
--------------------       the Management Board
   Stephan Schambach     (Principal Executive Officer)

/s/WILFIED BEECK         Chief Financial Officer and Member of the   May 9, 2001
--------------------       Management Board
   Wilfried Beeck        (Principal Financial Officer)

                                  EXHIBIT INDEX



Exhibit Number   Exhibit
--------------   -------
4.1              Articles of Association of the Registrant.(1)
4.2              Form of certificate of the Registrant's Bearer Ordinary
                 Shares.(1)
4.3              Form of certificate of the Registrant's American Depositary
                 Shares.(2)
4.4              INTERSHOP Communications AG Stock Option Plan 1999.(1)
4.5              INTERSHOP Communications AG Stock Option Plan 2001.
5.1              Opinion and consent of Haarmann, Hemmelrath & Partner.
23.1             Consent of Arthur Andersen Wirtschaftsprufungsgesellschaft
                 Steuerberatungsgesellschaft mbH, independent public
                 accountants.
23.2             Consent of Haarmann, Hemmelrath & Partner is contained in
                 Exhibit 5.1.
24.1             Power of Attorney (set forth on the signature page of this
                 Registration Statement).
--------------

(1) Incorporated herein by reference to the appropriate exhibit to the Registrant's Registration Statement on Form F-1 (Reg. No. 333-32034).

(2) Incorporated herein by reference to the appropriate exhibit to the Registrant's Registration Statement on Form F-6 (Reg. No. 333-11642).



                                      E-1